Exhibit 22
                                   ----------
                           SUBSIDIARIES OF THE COMPANY

MICRO  BUSINESS  SOLUTIONS,  INC.
A  Nevada  corporation
d/b/a  MBSI
d/b/a Software and Hardware That Fits d/b/a Software That Fits d/b/a Hardware That Fits d/b/a MBSI Leasing

610  South  Frazier
Conroe,  Texas  77301

(409)  539-3959
800-972-3018


SOFTWARE  TECHNOLOGIES,  INC.
A  Nevada  corporation
d/b/a  Helix  Technologies

In  1996:
744  Pinecrest  Drive
Prospect  Heights,  IL  60070

(708)  465-0242
800-364-4354

In  1997:
610  South  Frazier
Conroe,  Texas  77301

(409)  760-2400
800-364-4354



NOTE:     On  December  31,  1997,  the  Company  disposed  of its two operating subsidiaries.

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